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H. J. Heinz Company

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      The following press release was issued by H. J. Heinz Company:

“The Good Food Company”

FOR RELEASE UPON RECEIPT

HEINZ TO CONTINUE TO DELIVER ENHANCED SHAREHOLDER VALUE

CERTIFIED VOTING RESULTS TO BE ANNOUNCED IN COMING WEEKS

PITTSBURGH, August 16, 2006 – H.J. Heinz Company (NYSE: HNZ) said today at the Company’s Annual Meeting of Shareholders that management and its Board of Directors will continue to be fully accountable to Heinz shareholders, regardless of the outcome of the vote at today’s Annual Meeting.

Heinz said that it had received significant shareholder support but that it would be premature to disclose the results, given the fact that more than 60 million outstanding shares were cast directly to the Inspector of Elections at the Company’s Annual Meeting. The Company does not expect results to be officially certified by IVS Associates, the independent Inspector of Elections, for a number of weeks.

William R. Johnson, Heinz Chairman, President and CEO, stated: “As we await the final voting results, Heinz wishes to thank the many shareholders who expressed support for our Board. I want to reassure shareholders that Heinz remains intensely focused on implementing our plan to enhance shareholder value and drive our accelerating business momentum.”

Mr. Johnson continued, “The shareholder interaction over the past six months has galvanized an already outstanding Board of Directors and management team. Regardless of the outcome, we will move forward constructively and with optimism because of our belief in this Company, its products and its people.”

Presiding Director Thomas J. Usher stated: “The Board will hold management accountable and shareholders can hold us accountable.” Mr. Usher added: “We have an obligation to our shareholders to deliver the best opportunity for strong value appreciation, with the least risk.”

Annual Meeting Remarks

In his speech today at the Company’s Annual Meeting of Shareholders in Pittsburgh, Mr. Johnson provided further details of Heinz’s accelerating business momentum, including anticipated 8 percent sales growth and double-digit earnings growth in the first quarter.

Mr. Johnson told shareholders: “Over the past four years, the Heinz Board, recognizing its accountability to shareholders, has driven an ‘activist’ agenda resulting in dramatic improvements in the Company. This has resulted in:

  A far better mix of businesses;
  A strong balance sheet;
  Record cash flow;
  Better talent;
  Improved business processes and systems, and;
  Accelerated product innovation.”

Citing the company’s frequent interaction with shareholders, Mr. Johnson discussed the proxy campaign’s impact on the Company, telling shareholders: “The management and Board of this Company are accountable to you, our shareholders, and we have listened and learned from these interactions. What we have heard is a desire for:

  More consistent share price appreciation;
  Higher dividend payout;
  Continued share repurchases;
  Continued strong governance;
  Further improvements in performance;
  Exploring every means available to enhance shareholder value.”

Heinz is moving forward with its plan to add two more independent Directors to the Board in the near future to further enhance oversight and the Board’s existing expertise in consumer marketing and capital markets.

The following Heinz Directors were nominees in the proxy election: Charles E. Bunch, Mary C. Choksi, Leonard S. Coleman, Jr., Peter H. Coors, John G. Drosdick, Edith E. Holiday, William R. Johnson, Candace Kendle, Dean R. O’Hare, Dennis H. Reilley, Lynn C. Swann and Thomas J. Usher.

# # #

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions,

  competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  change in credit ratings,
  the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the ability to successfully complete cost reduction programs, the results of shareholder proposals,
  the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix,
  the effectiveness of advertising, marketing, and promotional programs, the ability to maintain sales growth while reducing spending on advertising, marketing and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people- related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended May 3, 2006.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion),

HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.

Media:

Ted Smyth:	412-456-5780
Michael Mullen:	412-456-5751 or Michael.mullen@us.hjheinz.com

Investors:
Jack Runkel:	412-456-6034